Exhibit 99.1

Annual Shareholders’ Meeting May 10, 2017

2 Forward Looking Statements This presentation may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. These forward-looking statements include, but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements, which are based on our current beliefs and expectations, are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: general economic conditions, either nationally or in our market areas, that are different than expected; changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities and credit markets; and changes in accounting policies and practices, as may be adopted by bank regulatory agencies or the Financial Accounting Standards Board. Additional factors that may affect our results are discussed in Item 1A “Risk Factors” in our Annual Report on Form 10-K and in other reports filed with the Securities and Exchange Commission. Any forward-looking statements made by us speak only as of the date hereof. Any of the forward-looking statements that we make in this presentation may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. We do not undertake, and specifically disclaim any obligation, to revise any forward-looking statements contained in this presentation.

Market Summary 3

Company Overview

An Overview of SI Financial 5 Headquartered in Willimantic, CT Established in 1842 Source: SNL Financial. Total Assets in 1995: $252 million Total Assets as of December 31, 2016: $1.55 billion Dayville Dayville Canterbury Lisbon Lebanon Groton Hebron Colchester East Hampton Tolland South Windsor Pawcatuck Wakefield Middletown Portsmouth Moosup

Business Strategy 6 Community oriented focus with a full range of financial products and services Prudently diversify the asset mix and geographic concentration by selectively increasing the percentage of commercial business loans, multi-family and commercial real estate loans locally and in the New England region Continue conservative underwriting practices and maintain a high quality loan portfolio Increase core deposits by emphasizing exceptional customer service, cross-selling our full range of financial products and increasing our commercial deposits Optimize future growth opportunities by executing a proven business model and by opportunistically seeking branch or whole bank acquisitions in areas in or adjacent to existing market area Supplement fee income through expanding the mortgage banking operations

Financial Highlights

Assets as of December 31, 2016 - $1.55 billion 8

Securities Portfolio Comparison 9 December 31, 2016 ($159 million) December 31, 2015 ($175 million) 41% 41% 14% 2% 1% 1% US Govt & Agency MBS - Agency Govt-spons. Enter. Tax-Exempt Oblig State / Political Other 40% 49% 7% 2% 1% 1% US Govt & Agency MBS - Agency Govt-spons. Enter. Tax-Exempt Oblig State / Political Other

Loan Portfolio Comparison 10 December 31, 2016 ($1.22 billion) December 31, 2015 ($1.17 billion) 34% 34% 15% 9% 5% 3% Residential RE Commercial RE Com'l Bus. - Other SBA/USDA Purchased Consumer Construction 36% 33% 12% 12% 5% 2% Residential RE Commercial RE Com'l Bus. - Other SBA/USDA Purchased Consumer Construction

Asset Quality 11 Savings Institute has maintained high asset quality with solid reserve coverage Aggressive early recognition of nonperforming loans Dollars in thousands.

Deposits 12 Total deposits exclude mortgagors’ and investors’ escrow accounts. Dollars in thousands. Average rate on Interest Bearing Deposits 0.97% 1.18% 0.75% 0.70% 0.63% 0.62% 0.74%

Operating Results 13

Expenses / Efficiencies 14

Financial Strength – December 31, 2016 15

SIFI LTM Stock Price Performance 16 Data as of 5/04/17. Source: SNL Financial. SIFI Price is up 7.7% over the last twelve months

Appendix – Non-GAAP Financial Measures

Non-GAAP Financial Measures 18 Tangible Book Value Per Share: 12 Book value per share $12.83 $13.61 Effect of intangible assets per share (1.47) (1.42) Tangible book value per share $11.36 $12.19 Tangible Common Equity: Equity $156,848 $166,064 Less: Intangible assets (17,945) (17,344) Tangible equity $138,903 $148,720 03/31/16 03/31/17 Dollars in thousands, except per share amounts.

QUESTIONS & ANSWERS